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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference, in the Registration Statements (Form S-1 No. 333-45915) (Forms S-3 No. 333-70871, No. 333-78097, No.
333-83307, No. 333-70885 and No. 333-32760) and (Forms S-8 No. 333-45669, No.
333-47573, No. 333-81267 and No. 333-40126) of our report dated April 5, 2001 with respect to the consolidated financial statements and schedule of Global TeleSystems, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                          /s/ Ernst & Young
                                          Ernst & Young

London, England
April 11, 2001